Exhibit F.19

FIRST AMENDMENT TO AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

(Hercules Funding Trust I)

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of May 7, 2008 (this “Amendment”), is entered into in connection with that certain Amended and Restated Note Purchase Agreement, dated as of May 2, 2007 (as amended, supplemented, restated or replaced from time to time, the “Note Purchase Agreement”), by and among Hercules Funding Trust I, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), Hercules Funding I, LLC, as the depositor (together with its successors and assigns in such capacity, the “Depositor”), Hercules Technology Growth Capital, Inc., as the originator (together with its successors and assigns in such capacity, the “Originator”), the financial institutions party thereto as conduit purchasers (each, a “Conduit Purchaser”), the financial institutions party thereto as committed purchasers (each, a “Committed Purchaser”) and Citigroup Global Markets Realty Corp., as administrative agent. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Note Purchase Agreement, and, pursuant to and, in accordance with Section 12.01 thereof, the parties hereto desire to amend the Note Purchase Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recital, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

Schedule II to the Note Purchase Agreement is hereby amended by (i) reducing the Class A Commitment for the Citigroup Global Markets Realty Corp. Committed Purchaser from $150,000,000.00 to $80,940,000.00 and (i) reducing the Class A Commitment for the Deutsche Bank AG, New York Branch Committed Purchaser from $100,000,000.00 to $53,960,000.00.

The definition of “LIBOR Margin” in Schedule III to the Note Purchase Agreement is hereby amended and restated in its entirety, as follows:

“LIBOR Margin” means, for any date of determination during any Accrual Period, and without duplication, for any Borrowing (i) during the Revolving Period and prior to the occurrence of a Trigger Event or an Event of Default, a per annum rate equal to 5.00%, (ii) during the Amortization Period and prior to the occurrence of a Trigger Event or an Event of Default, a per annum rate equal to 6.50%, and (iii) after the occurrence of a Trigger Event or an Event of Default, a per annum rate equal to 8.00%.

The definition of “Nonutilization Fee” in Schedule III to the Note Purchase Agreement is hereby amended and restated in its entirety, as follows:

“Nonutilization Fee” means a fee payable to each Noteholder during the Revolving Period on each Payment Date in respect of the related Accrual Period, in an amount equal to the sum of the products, for each day during the related Accrual Period, of: (a) 2.50%; times (b) the excess, if any, of (i) the Facility Amount as of such date over (ii) the Note Principal Balance as of such date; times (c) 1/360.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Note Purchase Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Note Purchase Agreement other than as expressly set forth herein and shall not constitute a novation of the Note Purchase Agreement.

SECTION 3. REPRESENTATIONS.

Each of the Issuer, Originator, Depositor, Conduit Purchasers and Committed Purchasers represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not violate (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) there is no Servicer Default, Event of Default or termination or optional termination, each as described in the Sale and Servicing Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon the delivery of executed signature pages by all parties hereto and payment of the fees set forth in a fee letter agreement dated as of the date hereof by certain parties hereto.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile or by other electronic means), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties hereto only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties hereto. There are no unwritten oral agreements between the parties hereto.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERCULES FUNDING TRUST I

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Sr. Financial Services Officer

HERCULES FUNDING I LLC

By:	/s/ Scott Harvey
Name:	Scott Harvey
Title:	CLO

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ David M. Lund
Name:	David M. Lund
Title:	CFO

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Douglas Lipton
Name:	Douglas Lipton
Title:	Authorized Signer

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Amendment No. 1 to Amended and Restated NPA

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Douglas Lipton
Name:	Douglas Lipton
Title:	Authorized Signer

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Roey Eyal
Name:	Roey Eyal
Title:	Vice President

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Director

NANTUCKET FUNDING CORP., LLC

By:	/s/ Philip A. Martone
Name:	Philip A. Martone
Title:	Vice President

Amendment No. 1 to Amended and Restated NPA